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                                                                  EXHIBIT 99.(E)



                             TRIANGLE PACIFIC CORP.

                   1993 LONG-TERM INCENTIVE COMPENSATION PLAN


     SECTION 1. PURPOSE. The purpose of this 1993 Long-Term Incentive Compensation Plan (the "Plan") of Triangle Pacific Corp., a Delaware corporation (the "Company"), is to increase stockholder value and to advance the interests of the Company and its subsidiaries by furnishing a variety of economic incentive awards ("Incentive Awards") designed to attract, retain and motivate selected employees of the Company and its subsidiaries. Incentive Awards may consist of opportunities to purchase or receive shares of Common Stock, $.01 par value per share, of the Company ("Common Stock"), monetary payments or both on terms determined under the Plan. As used in the Plan, the term "subsidiary" means any corporation of which the Company owns, directly or indirectly (within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")), 50% or more of the total combined voting power of all classes of stock.

     SECTION 2.  ADMINISTRATION.

     2.1 COMPOSITION OF COMMITTEE. The Plan shall be administered, and the decisions concerning the Plan shall be made solely, by the Compensation Committee of the Board of Directors of the Company (the "Committee"), which Committee shall consist of two or more directors of the Company, all of whom are "disinterested persons", as such term is defined under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. Each member of the Committee shall be appointed by and shall serve at the pleasure of the Board of Directors of the Company as the same may be constituted from time to time (the "Board"). The Board shall have the sole continuing authority to appoint members of the Committee.

     2.2 COMMITTEE PROCEDURES. The Committee shall elect one of its members as its chairman and shall hold its meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum. All decisions and determinations of the Committee shall be made by the majority vote or decision of the members present at any meeting at which a quorum is present; provided, however, that any decision or determination reduced to writing and signed by all members of the Committee shall be as fully effective as if it had been made by a majority vote or decision at a meeting duly called and held. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with the express provisions of the Plan, the Restated Certificate of Incorporation or Bylaws of the Company or any resolutions of the Board.

     2.3 COMMITTEE AUTHORITY. The Committee shall have plenary and discretionary authority (a) to grant Incentive Awards under the Plan, including the authority to determine the eligible participants to whom, and the time or times at which, Incentive Awards shall be granted, (b) to interpret the Plan, (c) to establish any rules or regulations relating to and not inconsistent with the
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Plan that it determines to be appropriate and (d) to make any other determination that it believes necessary or advisable for the proper administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The Committee's decisions in matters relating to the Plan shall be final and binding on the Company and participants.

     SECTION 3. ELIGIBLE PARTICIPANTS. The persons who shall be eligible to receive Incentive Awards under the Plan shall be regular salaried full-time officers or key employees of the Company or one or more of its subsidiaries. Qualifications of a key employee may be set by the Board from time to time. In making grants of Incentive Awards, the Committee shall take into consideration the contribution the person has made or may make to the success of the Company or its subsidiaries and such other considerations as the Board may from time to time specify.

     SECTION 4. TYPES OF INCENTIVE AWARDS; DATE OF GRANT. Incentive Awards under the Plan may be granted in any one or a combination of the following forms: (a) incentive stock options; (b) nonqualified stock options; (c) stock appreciation rights ("SARs"); (d) stock awards; (e) restricted stock; (f) performance shares; and (g) cash awards. The date on which the Committee completes all action constituting an offer of an Incentive Award to a person shall constitute the date on which such Incentive Award is granted.

     SECTION 5.  SHARES SUBJECT TO THE PLAN.

     5.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 11.5, the number of shares of Common Stock that may be issued under the Plan shall not exceed a maximum of [up to 1,000,000] shares of Common Stock in the aggregate.

     5.2 CANCELLATION. To the extent that cash in lieu of shares of Common Stock is delivered upon the exercise of an SAR pursuant to Section 7.4, the Company shall be deemed, for purposes of applying the limitation on the number of shares contained in Section 5.1, to have issued the greater of the number of shares of Common Stock which it was entitled to issue upon such exercise or on the exercise of any related stock option. If a stock option, SAR or performance share granted hereunder expires or is terminated or cancelled as to any shares of Common Stock still subject thereto, such shares may again be issued under the Plan, either pursuant to stock options, SARs or otherwise. If shares of Common Stock are issued as restricted stock and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited or reacquired shares may again be issued under the Plan, either as restricted stock or otherwise. The Committee also may determine to cancel, and agree to the cancellation of, stock options in order to grant new stock options to the same participant at a lower price than the option price of the stock options to be cancelled.

     5.3 TYPE OF COMMON STOCK. Common Stock issued under the Plan in connection with Incentive Awards may be authorized and unissued shares or issued shares held as treasury shares.

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     SECTION 6.  STOCK OPTIONS.  A stock option is a right to purchase shares of
Common Stock from the Company. Each stock option granted by the Committee under the Plan shall be subject to the following terms and conditions:

     6.1 OPTION PRICE. The option price for each share of Common Stock subject to the stock option shall be determined by the Committee at the time of grant; provided, however, that such option price shall not be less than the greater of
(a) the par value of a share of Common Stock or (b) 85% of the Fair Market Value (as defined in Section 11.16) of a share of Common Stock on the date of grant. The option price shall be subject to adjustment as provided in Section 11.5.

     6.2 NUMBER OF SHARES. The number of shares of Common Stock subject to the stock option shall be determined by the Committee at the time of grant, subject to adjustment as provided in Section 11.5. The number of shares of Common Stock subject to a stock option shall be reduced by the same number of shares with respect to which the holder thereof exercises an SAR if the SAR is granted in conjunction with such stock option.

     6.3 DURATION AND TIME FOR EXERCISE. Subject to earlier termination as provided in Section 11.3, the term of each stock option shall be determined by the Committee at the time of grant; provided, however, that such term shall not be longer than ten years from the date of grant. If a stock option is granted with a term shorter than ten years, the Committee may extend the term of the stock option and any SARs that relate to such stock option, but for not more than ten years from the date when the stock option was originally granted. Each stock option shall become exercisable at such time or times during its term, to such extent and upon such terms and conditions as shall be determined by the Committee at the time of grant.

     6.4 MANNER OF EXERCISE. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by payment in full of the option price of such shares. The option price shall be payable in United States dollars and may be paid (a) in cash or by check, (b) with the consent of the Committee, by delivery of shares of Common Stock owned by the participant, including an actual or deemed multiple series of exchanges of such shares, in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value thereof on the date the stock option is exercised, or (c) in such other manner as may be authorized from time to time by the Committee. No shares of Common Stock shall be issued pursuant to the exercise of a stock option until full payment therefor has been made. Prior to the issuance of shares of Common Stock, the holder of a stock option shall have no rights as a stockholder of the Company.

     Notwithstanding anything in the Plan to the contrary, at the request of a participant and to the extent permitted by applicable law, the Committee may, in its sole and absolute discretion, selectively approve arrangements with a brokerage firm or firms under which any such brokerage firm shall, on behalf of the participant, make payment in full to the Company of the option price of

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the shares then being purchased by the participant pursuant to the exercise of a stock option, and the Company, pursuant to an irrevocable notice in writing from the participant, shall make prompt delivery of one or more certificates for the appropriate number of shares of Common Stock to such brokerage firm. Payment in full for purposes of the immediately preceding sentence shall mean payment in United States dollars of the full amount due, either in cash or by certified check or cashier's check.

     As promptly as may be practicable after a stock option has been exercised as hereinabove provided, the Company shall make delivery of one or more certificates for the appropriate number of shares of Common Stock. In the event that a participant exercises both an incentive stock option and a nonqualified stock option, separate stock certificates shall be issued, one for the shares subject to the incentive stock option and one for the shares subject to the nonqualified stock option. No fractional shares of Common Stock shall be issued upon the exercise of a stock option; instead, the holder of the stock option shall be entitled to receive a cash adjustment equal to the value of the fractional share based on the Fair Market Value of a share of Common Stock on the date of exercise or, with the consent of the Committee, to purchase the portion necessary to make a whole share at its Fair Market Value on such date.

     6.5 INCENTIVE STOCK OPTIONS. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as "incentive stock options" (as such term is defined in Section 422 of the Code):

     (a) Any incentive stock option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the stock option as an incentive stock option.

     (b) All incentive stock options must be granted within ten years from the date on which the Plan was adopted by the Board.

     (c) The option price for each share of Common Stock subject to an incentive stock option shall not be less than the greater of (i) the par value of a share of Common Stock or (ii) 100% of the Fair Market Value of a share of Common Stock on the date of grant.

     (d) No incentive stock option shall be granted to any participant who, at the time such incentive stock option is granted, owns (within the meaning of Sections 422 and 424 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation, unless the option price under such incentive stock option is at least 110% of the Fair Market Value of the shares subject to such incentive stock option on the date of its grant and such incentive stock option is not exercisable after the expiration of five years from the date of its grant.

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     SECTION 7.  STOCK APPRECIATION RIGHTS.  An SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or a combination thereof, the amount of which is determined pursuant to the formula set forth in Section 7.4. An SAR may be granted either (a) in conjunction with a stock option granted under the Plan, either (i) concurrently with the grant of such stock option (not including any subsequent modification that may be treated as a new grant of an incentive stock option for purposes of Section 424(h) of the Code) or (ii) with respect to nonqualified stock options, at such later time as determined by the Committee (in either case, as to all or any portion of the shares of Common Stock subject to the stock option), or (b) alone, without reference to any stock option. Each SAR granted by the Committee under the Plan shall be subject to the following terms and conditions:

     7.1 NUMBER OF SHARES. Each SAR granted to a participant shall relate to such number of shares of Common Stock as shall be determined by the Committee at the time of grant, subject to adjustment as provided in Section 11.5. In the case of an SAR granted in conjunction with a stock option, the number of shares of Common Stock to which the SAR pertains shall be reduced by the same number of shares with respect to which the holder thereof exercises the related stock option.

     7.2 DURATION AND TIME FOR EXERCISE. Subject to earlier termination as provided in Section 11.3, the term of each SAR shall be determined by the Committee at the time of grant; provided, however, that such term shall not be longer than ten years from the date of grant. If an SAR is granted with a term shorter than ten years, the Committee may extend the term of the SAR, but for not more than ten years from the date when the SAR was originally granted. Each SAR shall become exercisable at such time or times during its term, to such extent and upon such terms and conditions as shall be determined by the Committee at the time of grant. Notwithstanding the foregoing provisions of this
Section 7.2, each SAR granted in conjunction with a stock option shall, as nearly as practicable, become exercisable at such time or times during its term, to such extent and upon such terms and conditions as the stock option to which it relates is exercisable, and such SAR shall expire no later than the expiration of the related stock option.

     7.3 MANNER OF EXERCISE. An SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock as to which the SAR is exercised. The date that the Company receives such written notice is hereinafter referred to as the "Exercise Date". As promptly as may be practicable after the Exercise Date, the Company shall deliver to the exercising holder a certificate or certificates for the shares of Common Stock or cash, or both, as determined by the Committee, to which the holder is entitled pursuant to Section 7.4.

     7.4 PAYMENT. Subject to the right of the Committee to deliver cash in lieu of shares of Common Stock, the number of shares of Common Stock that are issuable upon the exercise of an SAR shall be determined by dividing:

     (a) the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the "appreciation" shall be the amount by which the Fair Market Value of a share of Common

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Stock on the Exercise Date exceeds (i) in the case of an SAR related to a stock option, the per share option price of the stock option, or (ii) in the case of an SAR granted alone, without reference to a stock option, an amount that shall be determined by the Committee at the time of grant, subject to adjustment as provided in Section 11.5); by

     (b)  the Fair Market Value of a share of Common Stock on the Exercise Date.

     In lieu of issuing shares of Common Stock upon the exercise of an SAR, the Committee may elect to pay the holder of the SAR cash equal to the Fair Market Value on the Exercise Date of any or all of the shares that would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the value of the fractional share based on the Fair Market Value of a share of Common Stock on the Exercise Date or, with the consent of the Committee, to purchase the portion necessary to make a whole share at its Fair Market Value on the Exercise Date.

     SECTION 8. STOCK AWARDS AND RESTRICTED STOCK. A stock award consists of shares of Common Stock that are issued by the Company to a participant, without other payment therefor, as additional compensation for his or her services to the Company or its subsidiaries. Restricted stock consists of shares of Common Stock that (a) are issued by the Company to a participant for services previously provided to the Company or its subsidiaries by the participant or (b) are sold by the Company to a participant at a price below the Fair Market Value thereof, but in each case subject to the restrictions referred to in Section
8.3. The issuance of Common Stock pursuant to stock awards and the issuance and sale of restricted stock shall be subject to the following terms and conditions:

     8.1 NUMBER OF SHARES. The number of shares of Common Stock to be issued or sold by the Company to a participant pursuant to a stock award or as restricted stock shall be determined by the Committee at the time of grant.

     8.2 SALES PRICE. Shares of restricted stock to be sold to a participant shall be sold to him or her at such price as the Committee shall determine, which price shall not be less than the greater of (a) 85% of the Fair Market Value of such shares on the date of grant of the restricted stock or (b) the par value of such shares. A participant shall pay the sales price not later than 30 days after the date of grant of the restricted stock. The sales price shall be payable in United States dollars and shall be paid in cash or by check. No shares of Common Stock shall be issued pursuant to the grant of such restricted stock until full payment therefor has been made. If full payment is not made prior to the expiration of the 30-day period referred to above, the grant of restricted stock shall be void.

     8.3 RESTRICTIONS. All shares of restricted stock issued or sold under the Plan shall be subject to such restrictions, including forfeitures, as the Committee may determine, including, without limitation, any or all of the following:

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     (a)  a requirement that the holder of shares of restricted stock render services to the Company or one or more of its subsidiaries for a specified time;

     (b) a requirement that the holder of shares of restricted stock forfeit, or (in the case of shares sold to a participant) resell to the Company at his or her cost, all or any part of such shares in the event of termination of his or her employment with the Company and its subsidiaries during any period in which such shares are subject to restrictions;

     (c) a prohibition against employment of the holder of shares of restricted stock by any competitor of the Company or its subsidiaries or against such holder's dissemination of any secret or confidential information belonging to the Company or its subsidiaries, and a requirement that such holder forfeit, or (in the case of shares sold to a participant) resell to the Company at his or her cost, all or any part of such shares in the event of a breach of such provisions by such holder; or

     (d) a prohibition against the sale, assignment, transfer, pledge or other encumbrance of the shares of restricted stock, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise).

     8.4 ESCROW. In order to enforce the restrictions imposed by the Committee pursuant to Section 8.3, the participant receiving restricted stock shall enter into an agreement with the Company, in such form as the Committee shall prescribe, setting forth the restrictions, terms and conditions of the restricted stock grant. Shares of restricted stock (a) shall be registered in the name of the participant and (b) shall, if the Committee requires, at the time of issuance thereof or at any time thereafter, be deposited, together with a stock power or other instruments of transfer, appropriately endorsed in blank, with the Company or an escrow agent designated by the Company under an escrow agreement, not inconsistent with the terms of the Plan, in such form as the Committee shall prescribe. Each certificate representing shares of restricted stock shall bear a legend in substantially the following form:

     The shares represented by this certificate have been issued pursuant to the terms of the 1993 Long-Term Incentive Compensation Plan of Triangle Pacific Corp. (the "Company") and may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as set forth in the terms of an agreement entered into between the registered owner hereof and the Company. A copy of such Plan and agreement are on file at the principal executive offices of the Company.

     8.5 TERMINATION OF RESTRICTIONS. Subject to Section 11.3, at the end of any period during which shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares shall be delivered free of all restrictions to the participant or to the participant's legal representative, beneficiary or heir. The Committee shall have the authority to cancel all or any portion of any

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outstanding restrictions prior to the expiration of such restrictions with respect to any or all shares of restricted stock on such terms and conditions as the Committee may deem appropriate.

     8.6 STOCKHOLDER. Subject to the terms and conditions of the Plan and the agreements, including any escrow agreement, referred to in Section 8.4, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of Common Stock during any period in which such restricted stock is subject to forfeiture and restrictions on transfer, including, without limitation, the right to vote such shares and the right, subject to the terms of any escrow agreement, to receive dividends or other distributions made or paid with respect to such shares. Dividends paid in cash with respect to shares of restricted stock shall be paid to the participant currently.

     SECTION 9. PERFORMANCE SHARES. A performance share is an Incentive Award payable in shares of Common Stock (which may be shares of restricted stock) based on and subject to the achievement of performance objectives, as described in Section 9.1, established by the Committee at the time of grant. The grant of performance shares shall be subject to such additional terms and conditions as the Committee deems appropriate.

     9.1 PERFORMANCE OBJECTIVES. Each performance share shall be subject to the achievement by the end of a specified period of performance objectives (a) for the Company, its securities or one or more of its operating divisions, units or subsidiaries, (b) for the participant or other individuals or a group of individuals or (c) for or relating to the industry or industries in which the Company or its subsidiaries operate or a group of peer companies as the Committee believes are relevant to the Company's business objectives. The number of performance shares granted to a participant shall be determined by the Committee at the time of grant. If the performance objectives are achieved, the participant shall be paid in shares of Common Stock equal to the number of performance shares initially granted to the participant. If such objectives are not achieved, each grant of performance shares may provide for lesser payments in accordance with formulae established by the Committee at the time of grant. The extent to which performance objectives have been achieved shall be determined by the Committee in its sole discretion.

     9.2 DIVIDEND EQUIVALENT PAYMENTS. Unless a performance share is granted by the Committee in conjunction with dividend equivalent payment rights or other similar rights, no adjustment shall be made in any outstanding performance shares on account of cash or other dividends or distributions which may be made or paid to the holders of Common Stock prior to the end of any period for which performance objectives have been established.

     9.3 MODIFICATION. If the Committee determines, in its sole discretion, that any performance objectives established pursuant to Section 9 or 10 are no longer suitable to the Company's or a subsidiary's objectives because of a change in the Company's or a subsidiary's business, operations, corporate structure, capital structure or other conditions deemed appropriate by the Committee, the Committee may modify such performance objectives as considered appropriate.

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     SECTION 10.  CASH AWARDS.  A cash award consists of a monetary payment made or to be made by the Company or a subsidiary to a participant as additional compensation for his or her services to the Company or one or more of its subsidiaries. Payment of a cash award may depend on achievement of performance objectives as described in Section 9.1. The amount of any monetary payment constituting a cash award shall be determined by the Committee in its sole discretion. Cash awards may be subject to other terms and conditions, which may vary from time to time and among participants, as the Committee determines to be appropriate.

     SECTION 11.  GENERAL.

     11.1  DURATION.

     (a) The Plan was adopted by the Board on June 14, 1993, and shall be submitted to the stockholders of the Company for approval and adoption pursuant to written consent. Such approval and adoption shall require the written consent of the holders of a majority of the outstanding shares of capital stock of the Company. If the Plan is approved and adopted by the stockholders of the Company as provided above, the Plan shall become effective on the date of and concurrently with the consummation of the public offerings of the Company's equity and debt securities registered with the Securities and Exchange Commission pursuant to Registration Statement No. 33-64530 and Registration Statement No. 33-64598 (collectively, the "Offerings"). If (i) the Plan is not approved and adopted by the stockholders of the Company as provided above within 90 days following the date of adoption of the Plan by the Board or (ii) the Offerings are not consummated within 180 days of the date of adoption of the Plan by the Board, the Plan shall terminate and be of no further force or effect. No grants of Incentive Awards shall be made under the Plan prior to the date of effectiveness of the Plan.

     (b) The Plan shall remain in effect until all Incentive Awards granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed. No Incentive Awards may be granted under the Plan after the tenth anniversary of the date of effectiveness of the Plan.

     11.2 NONTRANSFERABILITY OF INCENTIVE AWARDS. No stock option, SAR, performance share or cash award granted under the Plan shall be transferred, pledged or assigned by the holder thereof (except, in the event of the holder's death, by will or pursuant to the applicable laws of descent and distribution to the limited extent provided in the Plan or in the agreement evidencing the Incentive Award), and the Company shall not be required to recognize any attempted assignment of such Incentive Awards by any participant. During a participant's lifetime, a stock option or SAR may be exercised only by such participant or his or her guardian or legal representative on his or her behalf.

     11.3 EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH. If a participant ceases to be an employee of at least one of the Company or its subsidiaries, for any reason, including death, any outstanding Incentive Awards held by such participant may be exercised or paid or shall continue,

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expire or terminate at or during such times or periods of time, not inconsistent with the terms of the Plan, as shall be determined by the Committee and set forth in the agreement evidencing the Incentive Award.

     11.4 ADDITIONAL CONDITIONS. Notwithstanding anything in the Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of grant of any Incentive Award or the issuance of any shares of Common Stock pursuant to any Incentive Award, require the recipient of the Incentive Award or such shares of Common Stock, as a condition to the receipt thereof, to deliver to the Company a written representation of present intention to acquire the Incentive Award or such shares of Common Stock for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive Award or shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or market or under any federal or state securities or blue sky laws, or that the consent or approval of any governmental or regulatory body is necessary or desirable as a condition of, or in connection with, the grant of any Incentive Award, the issuance of shares of Common Stock pursuant thereto or the removal of any restrictions imposed on such shares, such Incentive Award shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     11.5 ADJUSTMENTS. If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional, new or different shares or other securities are distributed with respect to the outstanding shares of Common Stock, through merger, consolidation, sale of all or substantially all the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, an appropriate adjustment in order to preserve the benefits or potential benefits intended to be made available under the Plan to participants may be made, in the discretion of the Committee, in any or all of the following: (a) the maximum number and kind of shares provided for in Section 5.1; (b) the number and kind of shares or other securities subject to then outstanding Incentive Awards; (c) the price for each share subject to then outstanding Incentive Awards; and (d) the performance objectives with respect to then outstanding Incentive Awards. The Committee may also make any other adjustments, or take such other action, as the Committee, in its discretion, deems necessary or appropriate in order to preserve the benefits or potential benefits intended to be made available under the Plan to participants. The Committee's determination as to what adjustments shall be made under this
Section 11.5 and the extent of such adjustments shall be final, binding and conclusive.

     11.6 INCENTIVE AWARD AGREEMENTS. Except in the case of stock awards and (unless otherwise determined by the Committee) cash awards, the terms of each Incentive Award shall be stated in an agreement in such form as the Committee shall prescribe and entered into by the participant who receives such Incentive Award. The Committee may also determine to enter into

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agreements with holders of stock options to reclassify or convert certain outstanding stock options, within the terms of the Plan, as incentive stock options or as nonqualified stock options and in order to eliminate SARs with respect to all or any part of related stock options.

     11.7 WITHHOLDING. The Company or a subsidiary, as appropriate, shall have the right to deduct from all Incentive Awards paid in cash any federal, state, local or foreign taxes as required by law to be withheld with respect to such cash payments. In the case of Incentive Awards paid in shares of Common Stock (whether on account of exercise of an Incentive Award or otherwise), the participant or other person receiving such shares shall be required to pay to the Company or a subsidiary, as appropriate, in cash the amount of any such taxes that the Company or subsidiary is required to withhold with respect to such shares; provided, however, that, with the consent of the Committee, the participant or other person may (a) direct the Company or subsidiary to withhold from such shares of Common Stock the number of shares necessary to satisfy the Company's or subsidiary's obligation to withhold such taxes, such determination to be based on the Fair Market Value of such withheld shares as of the date on which tax withholding is to be made, or (b) deliver sufficient shares of Common Stock owned by the participant or other person (based upon the Fair Market Value thereof as of the date of withholding) to satisfy such tax withholding obligations. An agreement evidencing an Incentive Award may contain such provisions as the Committee deems appropriate to enable the Company or its subsidiaries to satisfy such withholding obligations, including provisions implementing the tax withholding methods described above. No payment shall be made and no shares of Common Stock shall be issued under any Incentive Award unless and until the applicable tax withholding obligations have been satisfied.

     11.8 NO CONTINUED EMPLOYMENT. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company or any subsidiary for any period of time or to continue his or her present or any other rate of compensation from the Company or any subsidiary, and nothing in the Plan or in any agreement relating thereto shall affect the Company's or a subsidiary's right to terminate the employment of any participant at any time with or without cause.

     11.9 NO RIGHT TO STOCK. No participant and no beneficiary or other person claiming under or through such participant shall have any right, title or interest in any shares of Common Stock allocated or reserved under the Plan or subject to any Incentive Award except as to such shares of Common Stock, if any, that have been issued to such participant.

     11.10 NO LIABILITY. Neither the members of the Board nor any member of the Committee shall be liable for any act, omission or determination taken or made in good faith with respect to the Plan or any Incentive Award granted hereunder; and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expenses (including counsel fees) arising therefrom to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may be in effect from time to time.

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     11.11  DEFERRAL PERMITTED.  Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive Award shall be made as provided in the Incentive Award. Payment may be deferred at the option of the participant if provided in the Incentive Award.

     11.12 AMENDMENT OF THE PLAN. The Board may at any time amend, suspend (and if suspended, may reinstate) or terminate the Plan; provided, however, that after the stockholders have approved and adopted the Plan in accordance with
Section 11.1(a), the Board may not, without approval of the holders of the outstanding shares of capital stock of the Company entitled to vote in the election of directors generally, amend the Plan so as to (a) increase the maximum number of shares of Common Stock subject to the Plan, except as permitted in Section 11.5, or (b) reduce the option price for shares of Common Stock covered by stock options granted under the Plan, or reduce the price at which shares of restricted stock may be sold to participants under the Plan, below the applicable prices specified in the Plan; and provided further, that the Board may not modify, impair or cancel any outstanding Incentive Award without the consent of the affected participant.

     11.13 SEVERABILITY. If any provision of the Plan or any agreement relating thereto is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, as the case may be, but such provision shall be fully severable and the Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

     11.14 GOVERNING LAW. All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Delaware, except to the extent Delaware law is preempted by Federal law.

     11.15 CORPORATE CHANGES. Upon (a) the dissolution or liquidation of the Company; (b) a reorganization, merger or consolidation (other than a merger or consolidation effecting a reincorporation of the Company in another state or any other merger or consolidation in which the stockholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the stockholders of the Company and their proportionate interests therein immediately prior to the merger or consolidation) of the Company with one or more corporations, following which the Company is not the surviving corporation (or survives only as a subsidiary of another corporation in a transaction in which the stockholders of the parent of the Company and their proportionate interests therein immediately after the transaction are not substantially identical to the stockholders of the Company and their proportionate interests therein immediately prior to the transaction); (c) the sale of all or substantially all the assets of the Company; or (d) the occurrence of a Change in Control (as defined below), subject to the terms of any applicable agreement evidencing an Incentive Award, the Committee serving prior to the date of the applicable event may, in its discretion, without obtaining stockholder approval, take any one or more of the following actions with respect to any participant:

(i)  accelerate the exercise dates of any or all outstanding Incentive Awards;

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(ii)   accelerate the restriction lapse period of any or all restricted stock subject to restrictions;

(iii) pay cash to any or all holders of stock options in exchange for the cancellation of their outstanding stock options; or

(iv) make payment for any or all outstanding performance shares or cash awards based on such amounts as the Committee may determine.

A "Change in Control" shall be deemed to have occurred for purposes of this
Section 11.15 if (a) individuals who were directors of the Company immediately prior to a Control Transaction (as defined below) shall cease, within one year of such Control Transaction, to constitute a majority of the Board of Directors of any successor to the Company or to a company which has acquired all or substantially all its assets or (b) any entity, person or group acquires shares of the Company in a transaction or series of transactions that result in such entity, person or group directly or indirectly owning beneficially 50% or more of the outstanding shares of Common Stock. As used in this Section 11.15, the term "Control Transaction" shall mean (a) any tender offer for or acquisition of capital stock of the Company, (b) any merger, consolidation or sale of all or substantially all the assets of the Company, (c) any contested election of directors of the Company or (d) any combination of the foregoing that results in a change in voting power sufficient to elect a majority of the Board. The Committee's determination as to what adjustments shall be made under this
Section 11.15 and the extent of such adjustments shall be final, binding and conclusive.

     11.16 DEFINITION OF FAIR MARKET VALUE. For purposes of the Plan, "Fair Market Value" means the fair market value per share of Common Stock as determined by the Committee in good faith; provided, however, that (a) if the Common Stock is listed or admitted to trading on a securities exchange registered under the Securities Exchange Act of 1934, the Fair Market Value per share of Common Stock shall be the average of the reported high and low sales prices of a share of Common Stock on the date in question (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal securities exchange on which the Common Stock is listed or admitted to trading, or (b) if the Common Stock is not listed or admitted to trading on any such exchange but is listed as a national market security on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or any similar system then in use, the Fair Market Value per share of Common Stock shall be the average of the reported high and low sales prices of a share of Common Stock on the date in question (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) on such system, or (c) if the Common Stock is not listed or admitted to trading on any such exchange and is not listed as a national market security on NASDAQ but is quoted on NASDAQ or any similar system then in use, the Fair Market Value per share of Common Stock shall be the average of the closing high bid and low asked quotations on such system for the Common Stock on the date in question. For purposes of valuing shares to be made subject to incentive stock options, the Fair Market Value per

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share of Common Stock shall be determined without regard to any restriction other than one which, by its terms, will never lapse.

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